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                                                                     EXHIBIT 5.1


                               FAEGRE & BENSON LLP
            --------------------------------------------------------
                2200 WELLS FARGO CENTER, 90 SOUTH SEVENTH STREET
                        MINNEAPOLIS, MINNESOTA 55402-3901
                             TELEPHONE 612.766.7000
                             FACSIMILE 612.766.1600
                                 www.faegre.com



                                 August 24, 2004


Land O'Lakes, Inc. and the Subsidiary Guarantors referred to below c/o Land O'Lakes, Inc.
4001 Lexington Avenue North
Arden Hills, Minnesota  55126

         Re:      Land O'Lakes, Inc.
                  Registration Statement on Form S-4

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") of Land O'Lakes, Inc., a Minnesota cooperative corporation (the "Company"), and each of the following entities listed therein: ACS Stores, LLC, Advanced Business Concepts International, LLC, AG2AG, LLC, Agricultural Indemnity Insurance Company, Alliance Milk Products, LLC, America's Country Stores Holdings, LLC, America's Country Stores, LLC, Diamond Cross, LLC, FMR, Inc., Forage Genetics, Inc., Golden State Feeds, LLC, Golden Valley Dairy Products, L.L. Olds Seed Company, Land O'Lakes Farmland Feed LLC, Land O'Lakes Holdings, Inc., Land O'Lakes International Development Corporation, LOL Holdings II, Inc., LOL Power, LLC, Milk Products, LLC, North Coast Fertilizer II, Inc., Northwest Food Products Company, Inc., Northwest Food Products Transportation, LLC, Nutra-Blend, LLC, PMI Nutrition, LLC, PMI Agriculture, LLC, PMI Nutrition International, LLC, Purina Mills, LLC, Realty LOL, Inc., Research Seeds, Inc., Seed Research, Inc., and Thomas Products, LLC (collectively, the "Subsidiary Guarantors"), which you have filed with the Securities and Exchange Commission (the "Commission") on April 28, 2004 under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the exchange of $175,000,000 principal amount of the Company's 9% Senior Secured Notes due 2010 (the "Notes") for $175,000,000 principal amount of Company's outstanding 9% Senior Secured Notes due 2010 (the "Old Notes"). The Notes will be issued pursuant to an Indenture (including the guarantees of the Subsidiary Guarantors included therein (the "Guarantees"), the "Indenture") dated as of December 23, 2003 among the Company, each Subsidiary Guarantor, and U.S. Bank National Association, as Trustee (the "Trustee"), and will be guaranteed by such Subsidiary Guarantors pursuant to the Guarantees. Unless otherwise defined herein, or the context otherwise requires, terms used herein have the meanings assigned to such terms in, and shall be interpreted in accordance with, the Indenture.

         We have acted as special counsel to the Company and the Subsidiary Guarantors in connection with the preparation, execution and delivery of the Indenture and the Notes and, in

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Land O'Lakes, Inc.
and the Subsidiary Guarantors
August 24, 2004
Page 2


rendering the opinion set forth below, we have reviewed copies, certified or otherwise identified to our satisfaction, of the Indenture and the Notes.

         As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, on certificates of officers of the Company.

         In rendering the opinions set forth below, we have assumed (i) that each party to any of the Indenture or the Notes has been duly organized and is validly existing and in good standing (if relevant) under the laws of its jurisdiction of organization; (ii) that each party to any of the Indenture or the Notes has full power and authority (corporate and otherwise) to authenticate, execute, deliver and/or perform, as the case may be, such document; (iii) that the authentication, execution, delivery and/or performance, as the case may be, of the Indenture and the Notes by each party thereto have been duly authorized by all necessary action (corporate and otherwise) on the part of such party; (iv) that the Indenture and the Notes have been duly authenticated, executed and/or delivered, as the case may be, by each of the parties thereto; (v) that the Indenture is valid, binding and enforceable against the Trustee; (vi) that the authentication, execution, delivery and/or performance, as the case may be, of each of the Indenture and the Notes by each party thereto do not and will not violate or constitute a default under any provision of applicable law or regulation, or any organizational document of any such party, or any contract, undertaking, judgment, injunction, order, decree or other instrument to which any such party is a party or by which it or its properties is bound; (vii) that no authorization, approval, consent, order, license, franchise, permit or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due authentication, execution, delivery and/or performance, as the case may be, of any of the Indenture or the Notes by any party thereto that has not been duly obtained or made and that is not in full force and effect;
(viii) the legal capacity of natural persons; (ix) the genuineness of all signatures; (x) the authenticity of all documents submitted to us as originals;
(xi) the conformity to the original documents of all documents submitted to us as copies thereof, and the authenticity of the originals of such latter documents; (xii) that each of the Trustee and (if relevant) the holders of the Notes has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Notes and the Indenture against the Company and the Subsidiary Guarantors; (xiii) that immediately prior to the exchange contemplated by the Indenture and the Registration Statement, the Old Notes were in full force and effect (and had been duly authenticated, executed and/or delivered, as the case may be, by each of the parties thereto), and that the form of the Notes will conform to that included in the Indenture; (xiv) that each Subsidiary Guarantor has received adequate consideration to support the execution and delivery by it of, and that none of the Subsidiary Guarantors has been released from its obligations under, the Indenture; (xv) that the laws of any jurisdiction other than the jurisdiction that is the subject of this opinion letter do not affect the terms of the Notes or the Indenture; (xvi) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; and (xvii) that the conduct of the parties to the transaction has complied with any requirement of good faith, fair dealing and conscionability.

         Based upon the foregoing and subject to the qualifications, exceptions, limitations and assumptions set forth herein, we are of the opinion that under the laws of the State of New York (other than any conflicts of law rule or principle):


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Land O'Lakes, Inc.
and the Subsidiary Guarantors
August 24, 2004
Page 3


         1. The Indenture (including the Guarantees contained therein) constitutes a valid and legally binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms.

         2. When duly executed and authenticated as contemplated by the Indenture and delivered to the holders of the Old Notes in exchange for the Old Notes as contemplated by the Registration Statement and the Indenture, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture (including the Guarantees contained therein).

         Our opinion is subject in all respects to the following qualifications, exceptions and limitations:

         (a) We express no opinion with respect to the validity or enforceability of the following provisions to the extent that they are contained in the Indenture or the Notes: (i) provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own negligence, recklessness, willful misconduct or unlawful conduct to the extent that the same are inconsistent with the public policy underlying any law, rule or regulation; (ii) choice of law provisions;
(iii) provisions purporting to waive, subordinate or not give effect to rights to notice, demands, legal defenses or other rights or benefits that cannot be waived, subordinated or rendered ineffective under applicable law; (iv) provisions relating to powers of attorney, severability, subrogation, entitlement to attorneys' fees or set-off rights; (v) provisions providing that decisions or determinations by a party are conclusive or may be made in its sole discretion; (vi) provisions imposing penalties or liquidated damages or requiring the payment of interest on interest or interest at a higher rate than the rate ordinarily borne by the Notes upon default or the occurrence or failure to occur of any other conditions; and (vii) provisions requiring that waivers be in writing.

         (b) The enforceability of the Indenture and the Notes may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, debt adjustment, reorganization, moratorium, receivership, conservatorship, composition, liquidation or other similar laws from time to time in effect relating to, resulting from, restricting, limiting or affecting generally the enforcement of creditors' rights; (ii) general principles of equity, including without limitation concepts of materiality, unconscionability, reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding at law or in equity); (iii) the availability of equitable remedies; (iv) the discretion of a court to grant, impose or render remedies under specific circumstances; and (v) limitations imposed by public policy, although, except as noted otherwise herein, we are not aware of any such limitation that would adversely affect the enforceability of the Indenture or the Notes.

         (c) We express no opinion with respect to suretyship defenses or defenses in the nature thereof with respect to the obligations of any Subsidiary Guarantor under the Indenture.



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Land O'Lakes, Inc.
and the Subsidiary Guarantors
August 24, 2004
Page 4


         We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

         Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

         This opinion letter has been furnished at your request and is solely for your benefit in connection with the transactions contemplated by the Indenture and the Notes and may not be relied upon for any other purpose or by any other person or disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent; provided, however, we consent to your filing this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. By so consenting, we do not imply or admit that we are included in the category of persons whose consent is required under
Section 7 of the of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                              Very truly yours,

                                              FAEGRE & BENSON LLP



                                              By: /s/ David B. Miller
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cc:      PMG